UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):         July 7, 2015

USA TRUCK, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-35740	71-0556971
(Commission File Number)	(I.R.S. Employer Identification No.)

3200 Industrial Park Road
Van Buren, Arkansas	72956
(Address of Principal Executive Offices)	(Zip Code)

(479) 471-2500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 7, 2015, USA Truck, Inc. (the “Company”) entered into a separation agreement (the “Separation Agreement”) with Mr. John M. Simone regarding the conclusion of Mr. Simone’s tenure as the Company’s President, Chief Executive Officer, and Director. Pursuant to the Separation Agreement: (i) Mr. Simone's separation is effective July 7, 2015 (the "Separation Date"), (ii) Mr. Simone will receive severance pay equal to his current base salary ($460,000 per year) for a period of twelve months following the Separation Date, (iii) Mr. Simone will receive, to the extent earned, any bonus he would have been entitled to receive under the Company's 2015 Management Bonus Plan, payable at the time and on the same basis as paid to recipients still employed by the Company, pro-rated for the number of days Mr. Simone was employed by the Company in 2015 through the Separation Date, (iv) the Company will pay the actual amount of Mr. Simone's COBRA continuation payments for a period of eighteen months following the Separation Date, (v) Mr. Simone will be compensated for any vacation time and paid time off accrued but not used through the Separation Date, (vi) Mr. Simone will be reimbursed for certain expenses associated with the conclusion of his employment with the Company, up to a total of $10,000, and (vii) the following outstanding equity awards held by Mr. Simone will vest as of the Separation Date: (a) 18,750 shares of restricted stock of the Company scheduled to vest on February 18, 2016 and (b) 10,727 nonqualified stock options of the Company scheduled to vest on February 18, 2016.  The foregoing description of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2015.  The Separation Agreement is revocable by Mr. Simone until July 14, 2015.

On July 7, 2015, the Company appointed Mr. Thomas Glaser, the current Interim Chief Operating Officer, to serve as President and Chief Executive Officer. In connection with his appointment as President and Chief Executive Officer: (i) Mr. Glaser will be paid an annualized base salary of $460,000 and (ii) Mr. Glaser will be eligible to earn a cash bonus, with a target cash bonus of 100% of his base salary, prorated to 75% for actual service in 2015, determined by the Company's Board of Directors in a manner consistent with the Company's 2015 Management Bonus Plan. Mr. Glaser will not receive any equity awards at this time but will continue to receive the compensation received by non-employee directors of the Company.

Mr. Glaser, 65, has served as a director of the Company since May 2014 and has worked as an independent consultant to the truckload industry since 2010. He previously served as our Interim Chief Operating Officer from April 2015 to July 2015 and January 2013 to June 2013. Mr. Glaser served as President and Chief Executive Officer of Arnold Transportation Services, Inc., a dry van freight services provider, from January 2008 to March 2010, as well as a board member of Priority Transportation, Inc., from February 2008 to June 2010. Previously, Mr. Glaser held several positions at Celadon Group, Inc., from April 2001 to August 2007, most recently serving as President and Chief Operating Officer. Mr. Glaser holds a B.S. in Business Administration from the University of Michigan.

There is no arrangement or understanding between Mr. Glaser and any other person pursuant to which Mr. Glaser was appointed as Interim President and Chief Operating Officer of the Company. There are no transactions in which Mr. Glaser has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01                      Financial Statements and Exhibits

(d) Exhibits

99.1 Press Release dated July 9, 2015.

The information contained in Item 9.01 of this report and the exhibit hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The information in Item 9.01 of this report and the exhibit hereto may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended. Such statements are made based on the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results or events may differ from those anticipated by forward-looking statements. Please refer to the paragraph containing cautionary forward-looking language contained in various disclosures by the Company in its news releases, stockholder reports, and filings with the Securities and Exchange Commission for information concerning risks, uncertainties, and other factors that may affect future results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA Truck, Inc.
(Registrant)

Date:	July 9, 2015	/s/ Michael K. Borrows
Michael K. Borrows
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit
99.1	Press Release dated July 9, 2015.